Exhibit 4.3

6.375% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B, par value $1 per share

CUSIP No.: 7591EP 605	ISIN No.: US7591EP6053

Certificate Number	Shares
1	500,000

REGIONS FINANCIAL CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT	Computershare Trust Company, N.A.
is the owner of	500,000

FULLY PAID AND NON-ASSESSABLE SHARES OF 6.375% FIXED-TO-FLOATING RATE NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES B, PAR VALUE $1 PER SHARE, WITH A LIQUIDATION PREFERENCE OF $1,000 PER SHARE PLUS ANY DECLARED AND UNPAID DIVIDENDS, OF

REGIONS FINANCIAL CORPORATION, a Delaware corporation (the “Corporation”), transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid or obligatory for any purpose unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:
COUNTERSIGNED AND REGISTERED
O.B. Grayson Hall, Jr. Chairman, President and Chief Executive Officer	[REGIONS FINANCIAL CORPORATION	COMPUTERSHARE TRUST COMPANY, N.A.
	CORPORATE SEAL]	TRANSFER AGENT AND REGISTRAR

By
Fournier J. Gale, III		Authorized Signature
Corporate Secretary

REGIONS FINANCIAL CORPORATION

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE CORPORATION AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST SHOULD BE ADDRESSED TO THE CORPORATION OR THE TRANSFER AGENT.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT -		Custodian
			(Cust)		(Minor)

under Uniform Gifts to Minors Act
TEN ENT	- as tenants by the entireties		(State)

JT TEN	- as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT -	(Cust)	Custodian (until age)	(Minor)

under Uniform Transfers to Minors Act
Additional abbreviations may also be used though not in the above list.	(State)

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For value received,
Hereby sell, assign and transfer unto

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint		Shares
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.		Attorney
Dated:	, 20	Signature(s) Guaranteed: Medallion Stamp
Signature:		THE SIGNATURE(S) SHOULD BE GUARANTEED BY
AN ELIGIBLE GUARANTOR INSTITUTION
(Banks, Stockbrokers, Savings and Loan Associations and
Credit Unions) WITH MEMBERSHIP IN AN APPROVED
SIGNATURE GUARANTEE MEDALLION PROGRAM
PURSUANT TO S.E.C. RULE 17Ad-15
Signature:
Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alternation or enlargement, or any change whatever